Exhibit 99.1

SAKS INCORPORATED DOES NOT TIMELY FILE

ANNUAL REPORT ON FORM 10-K

Contact: Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE	www.saksincorporated.com

Birmingham, Alabama (April 14, 2005) — Saks Incorporated (NYSE: SKS) (the “Company”) today disclosed that the Company did not file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 ( “2004 10-K”) with the Securities and Exchange Commission (“SEC”) today, the prescribed due date. The Company has filed a Form 12b-25 with the SEC, which extends the filing date to April 29, 2005. The Company intends to file the 2004 10-K as promptly as practicable, but does not expect that such filing will be made by the April 29, 2005 extended deadline.

The Company has previously disclosed an Audit Committee-led internal investigation relating to vendor allowances, among other things. Separately, the Company previously disclosed that it was addressing certain operating lease accounting issues and determined that it is required to correct accounting errors related to its previously recorded operating leases.

In light of the cumulative impact that the vendor allowance and operating lease matters would have to fourth quarter fiscal 2004 financial results, the Company previously disclosed that it expects to restate its financial statements for fiscal 1999 through the third quarter of fiscal 2004 and that the financial statements for these periods should no longer be relied upon.

The Company’s inability to file its 2004 10-K in a timely manner relates to the previously disclosed internal investigation, which is continuing. Initially, the principal focus of the investigation concerned the alleged improper collections of markdown allowances and the 2002 internal investigation. The investigators are now also examining related accounting and financial matters that have arisen during the course of the investigation. As a result of the investigation, the Company has been unable to complete the financial statements for fiscal 2004, the restatement and the related work on internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

The internal investigation is not expected to be completed sufficiently in advance of the end of April to allow the Company to complete the work necessary to file the 2004 10-K by the April 29, 2005 extended deadline, and it is possible that the investigation will not be completed by the end of April. After the completion of the internal investigation, the time required to complete the financial statements and restatement, the work on internal controls and, consequently, the audit and the filing of the 2004 10-K will be a function of whether or not any individual with direct responsibility for accounting and financial reporting matters has been found to have acted improperly in the matters under investigation. If there is no such finding, then the 2004 10-K could be filed relatively promptly following completion of the investigation (unless delayed for other reasons). If there is such a finding, then the 2004 10-K would not likely be available before July 2005 and the first quarter 2005 10-Q would also likely be delayed.

At the time of the Company’s initial disclosure of the internal investigation, the Company indicated that, if appropriate, personnel actions would be taken with respect to any individual found to have acted improperly. The internal investigation has not yet been completed, and no final determinations have been reached regarding personnel involved in any of the matters under investigation, although certain individuals who are not “executive officers” as defined by the rules of the SEC have been placed on administrative leave.

Management has concluded that the Company’s controls over the selection and application of its accounting policies related to leasehold improvements and tenant allowances and purchase discounts received from vendors were, as of January 29, 2005, ineffective to ensure that such transactions were recorded in accordance with accounting principles generally accepted in the United States of America. Specifically, the deficiency in the Company’s controls over the selection and application of its accounting policies failed to identify misstatements in property and equipment, deferred rent liabilities, rent expense, depreciation expense, cost of goods sold and inventory, which resulted in restatements of the Company’s 2003 and 2002 annual consolidated financial statements and 2004 and 2003 interim consolidated financial statements. This control deficiency could result in a misstatement of the aforementioned accounts that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. The presence of this material weakness will cause management to conclude that its internal controls over financial reporting are ineffective and will cause its external auditors to issue an adverse opinion on the effectiveness of such internal controls. Additionally, the Company may have additional material weaknesses as a result of the above mentioned investigation and upon conclusion of management’s 404 assessment.

As a result of the delay in the filing of the 2004 10-K, the Company will postpone its annual meeting of shareholders, currently scheduled to be held on May 31, 2005. The Company expects to hold its annual meeting of shareholders as soon as practicable following the filing of its 2004 10-K.

The impact on the Company’s financial arrangements of the delay in the filing of the 2004 10-K, and actions the Company has taken and may take to address this impact, are described in the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2005.

Also as previously disclosed, the Company voluntarily informed the SEC of the Audit Committee’s internal investigation, the SEC opened an informal inquiry and the SEC subsequently notified the Company that the SEC issued a formal order of private investigation. The Company is continuing to cooperate fully with the SEC.

The Company is notifying the SEC and the New York Stock Exchange of the delay in filing of its 2004 10-K and intends to cooperate fully with the SEC and NYSE. The Company cannot predict at this time what actions the SEC or the NYSE will pursue.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to increased relationship marketing efforts of proprietary credit card loyalty programs; appropriate inventory management; effective expense control; successful operation of the Company’s proprietary credit card strategic alliance with Household Bank (SB), N.A.; geo-political risks; changes in interest rates; the ultimate outcome and timing of the Audit Committee’s internal investigation and the consequences thereof; and the delay in the filing with the SEC of the Company’s Form 10-K for the fiscal year ended January 29, 2005 and the consequences thereof. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended January 31, 2004 filed with the SEC, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

####

3